UNITED STATES SECURITIES AND EXCHANGE COMMISSION
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Remark Holdings, Inc.

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800 S. Commerce St.
Las Vegas, Nevada 89106

NOTICE OF ADJOURNMENT OF SPECIAL MEETING OF STOCKHOLDERS

May 27, 2021

Dear Stockholder:

This important notice is to inform you that the Remark Holdings, Inc. (“Remark,” “we,” “us,” or “our”) special meeting of stockholders (the “Special Meeting”) has been adjourned until July 8, 2021 at 1:00 p.m. ET to provide additional time for stockholders to cast their votes. The Special Meeting will still be held in a virtual meeting format only, via audio webcast. You may attend, vote and submit questions during the Special Meeting via the Internet at www.meetingcenter.io/208877757.

This notice supplements the Notice of Special Meeting of Stockholders and proxy statement filed with the Securities and Exchange Commission and mailed to stockholders on or about September 10, 2020. The April 6, 2021 record date for determining stockholders entitled to vote at Special Meeting remains unchanged. Other than as contained in this notice, there is no change to the proxy statement or proxy card. The proxy statement sets forth additional information regarding the Special Meeting and provides you with detailed information regarding the business to be considered at the Special Meeting. We encourage you to read the proxy statement carefully and in its entirety. The proxy statement and form of proxy card are available at www.envisionreports.com/MARK.

YOUR VOTE IS VERY IMPORTANT. Stockholders who have not yet voted are encouraged to do so as soon as possible. If you have already cast your vote by mail or via telephone or the Internet, you do not need to vote again. If you need assistance voting your shares, please call 1-866-695-6078 (toll-free) or E. Brian Harvey, Senior Vice President, Capital Markets and Investor Relations, at 702-947-0739.

We appreciate your time and consideration and your continued support.

Sincerely,

Kai-Shing Tao
Chairman and Chief Executive Officer

Remark Holdings Adjourns Special Shareholder Meeting Until
July 8, 2021

LAS VEGAS, NV – May 27, 2021 – Remark Holdings, Inc. (NASDAQ: MARK), a diversified global technology company with leading artificial intelligence (“AI”) solutions and digital media properties, today announced the adjournment of its special shareholder meeting until Thursday, July 8, 2021 at 1:00 p.m. ET, to provide additional time to solicit votes to reach a quorum and conduct business.

About Remark Holdings, Inc.

Remark Holdings, Inc. (NASDAQ: MARK) delivers an integrated suite of AI solutions that enable businesses and organizations to solve problems, reduce risk and deliver positive outcomes. The company’s easy-to-install AI products are being rolled out in a wide range of applications within the retail, public safety and workplace arenas. The company also owns and operates an e-commerce digital media property focused on a luxury beach lifestyle. The company is headquartered in Las Vegas, Nevada, with additional operations in Los Angeles, California and in Beijing, Shanghai, Chengdu and Hangzhou, China. For more information, please visit the company's website at www.remarkholdings.com.

Forward-Looking Statements

This press release may contain forward-looking statements, including information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, including those discussed in Part I, Item 1A. Risk Factors in Remark Holdings’ Annual Report on Form 10-K and Remark Holdings’ other filings with the SEC. Any forward-looking statements reflect Remark Holdings’ current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. Given such uncertainties, you should not place undue reliance on any forward-looking statements, which represent Remark Holdings’ estimates and assumptions only as of the date hereof. Except as required by law, Remark Holdings undertakes no obligation to update or revise publicly any forward-looking statements after the date hereof, whether as a result of new information, future events or otherwise.

Company Contacts

E. Brian Harvey
Senior Vice President of Capital Markets and Investor Relations
Remark Holdings, Inc.
ebharvey@remarkholdings.com
702-701-9514

Fay Tian
Vice President of Investor Relations
F.Tian@remarkholdings.com
(+1) 626-623-2000
(+86) 13702108000